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                                                                    EXHIBIT 99.2


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                       XM SATELLITE RADIO HOLDINGS INC.
                         EMPLOYEE STOCK PURCHASE PLAN
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                                   ARTICLE I
                         PURPOSE AND SCOPE OF THE PLAN
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1.1  Purpose

     The XM Satellite Radio Holdings Inc. Employee Stock Purchase Plan is intended to encourage employee participation in the ownership and economic progress of the Corporation.

1.2  Definitions

     Unless the context clearly indicates otherwise, the following terms have the meaning set forth below:

     "XM Benefits Administration" shall mean the Corporation's Human Resources Group.

     "Board" shall mean the Board of Directors of the Corporation.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Committee" shall mean a committee of officers or employees of the Corporation and/or one or more of its Subsidiaries appointed by the Board, which Committee shall administer the Plan as provided in Section 1.3 hereof.

     "Common Stock" shall mean shares of Class A common stock, par value $.01 per share, of the Corporation.

     "Compensation" shall mean the base salary, bonuses, overtime, and commissions paid to an Employee by the Corporation or a Subsidiary in accordance with established payroll procedures.

     "Corporation" shall mean XM Satellite Radio Holdings Inc.

     "Covered Officer" shall mean an Employee who is subject to the reporting requirements of Section 16(a) of the Exchange Act.

     "Eligible Employee" shall mean an Employee who (i) is scheduled to work at least 20 hours per week and (ii) whose customary employment is more than five
(5) months in a calendar year.

     "Employee" shall mean any employee of the Corporation or a Subsidiary.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Exercise Date" shall mean the date as determined by the Committee.
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     "Fair Market Value" of a share of Common Stock shall mean (i) with respect to the Initial Offering Date, the price at which a share of Common Stock is sold to the public in the Initial Public Offering, or (ii) in all other cases, the amount equal to the average of the closing bid and asked for prices of a Share on the applicable date as reported by the consolidated tape of the National Association of Securities Dealers Automated Quotation (or on such other recognized quotation system on which the trading prices of the Common Stock are quoted on the applicable date), or, if no Share transactions are reported on such tape (or such other system) on the applicable date, the average of the closing bid and asked for prices of a Share on the immediately preceding date on which Share transactions were so reported, or as determined pursuant to a reasonable method adopted by the Committee in good faith for such purpose.

     "Initial Offering" shall mean the first Option Period under the Plan, which shall begin on the Initial Offering Date and shall end on December 31, 1999.

     "Initial Offering Date" shall mean October 4, 1999.

     "Offering Date" shall mean such date as shall be determined by the Committee in accordance with the terms of the Plan.

     "Option Period" shall mean (i) in the case of the Initial Offering, the period beginning on the Initial Offering Date and ending on December 31, 1999, or (ii) in all other cases, the period beginning on an Offering Date and ending on the next succeeding Exercise Date.

     "Option Price" shall mean the purchase price of a share of Common Stock hereunder as provided in Section 3.1 hereof.

     "Participant" shall mean any Eligible Employee who elects to participate.

     "Plan" shall mean this XM Satellite Radio Holdings Inc. Employee Stock Purchase Plan, as the same may be amended from time to time.

     "Plan Account" shall mean an account established and maintained by the Corporation in the name of each Participant.

     "Plan Year" shall mean the twelve (12) month period beginning January 1 and ending on the following December 31.

     "Stock Purchase Agreement" shall mean the form prescribed by the Committee which must be executed by an Employee who elects to participate in the Plan.

     "Subsidiary" shall mean any company in which the Corporation owns, directly or indirectly, shares possessing 50% of the total combined voting power of all classes of stock.

1.3  Administration of Plan

     The Committee shall have the authority to administer the Plan and to make and adopt rules and regulations not inconsistent with the provisions of the Plan, provided that, except with respect to the Initial Offering, the Committee also is authorized to change the Offering Periods, Offering Dates and Exercise Dates under the Plan by providing written notice to all Employees at least 15 days prior to the Exercise Date following which such changes will take effect. The Committee shall adopt the form of Stock Purchase Agreement and all notices required hereunder. The Committee may delegate administrative tasks under the Plan to one or more agents. The Committee's interpretation and decisions in respect to the Plan shall be final and conclusive.

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1.4  Effective Date of Plan

     The plan shall become effective on October 4, 1999, which shall be the Initial Offering Date, provided that the Plan is approved by the stockholders of the Corporation within 12 months before or after the date the Plan is adopted by the Board.

1.5  Termination of Plan

     The Plan shall continue in effect through December 31, 2009 unless terminated prior thereto pursuant to Section 4.3 hereof, or by the Board which shall have the right to terminate the Plan at any time. Upon any such termination, the balance of any payroll deductions in each Participant's Plan Account shall be refunded and, except as provided in Article VI, a certificate or certificates for any shares of Common Stock in each Participant's Plan Account shall be distributed to the Participant.


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                                  ARTICLE II
                                 PARTICIPATION
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2.1  Eligibility

     Except in the case of the Initial Offering, each person who is an Eligible Employee on an Offering Date may become a Participant by executing and filing a Stock Purchase Agreement at least 15 days prior to said Offering Date. In the case of the Initial Offering, each person who is an Eligible Employee on the Initial Offering Date may become a Participant by executing and filing a Stock Purchase Agreement on or before the date determined by the Committee in accordance with applicable law. An Employee may not participate in the Plan if immediately after the applicable Offering Date or, in the case of the Initial Offering, the Initial Offering Date, the Employee would be deemed for purposes of Section 423(b)(3) of the Code to possess 5% or more of the total combined voting power or value of all classes of stock of the Corporation or any Subsidiary. Notwithstanding the foregoing, the eligibility of any Participant who is a Covered Officer is further limited to the extent provided in Article VI.

2.2  Payroll Deductions

     Payment for shares of Common Stock purchased hereunder shall be made by authorized payroll deductions from each payment of Compensation in accordance with instructions received from a Participant. Payroll deductions (a) shall be equal to at least 1% of Compensation and (b) must equal at least five dollars ($5.00) per pay period and (c) may be expressed either as (i) a whole number percentage or (ii) a fixed dollar amount, subject to the provisions of section
3.3 hereof. A Participant may not increase or decrease the deduction during an Option Period. A Participant may, however, change the percentage deduction for any subsequent Option Period by filing another Stock Purchase Agreement at least 15 days prior to the Offering Date on which such subsequent Option Period commences. Amounts deducted from a Participant's Compensation pursuant to this
Section 2.2 shall be credited to the Participant's Plan Account.

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                                  ARTICLE III
                              PURCHASE OF SHARES
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3.1  Option Price

     The Option Price of each share of the Common Stock shall be determined by the Committee; provided, however, that the Option Price per share of the Common
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Stock sold to Participants hereunder shall be no less than 85% of the Fair
Market Value of such share on (i) in the case of the Initial Offering, either the Initial Offering Date or the Exercise Date of the Option Period, whichever is lower, or (ii) in all other cases, either the Offering Date or the Exercise Date of the Option Period, whichever is lower, but in no event shall the Option Price per share be less than the par value of the Common Stock.

3.2  Purchase of Shares

     On each Exercise Date, the amount in a Participant's Plan Account shall be charged with the aggregate Option Price of the largest number of whole shares of Common Stock which can be purchased with said amount. The balance, if any, in such Plan Account shall be carried forward to the next succeeding Offering Period, unless the Participant has elected to withdraw from the Plan pursuant to
Section 5.1 hereof.

3.3  Limitations on Purchase

     The Fair Market Value (determined on the Offering Date or the Initial Offering Date, as the case may be) of the number of shares of Common Stock that may be purchased under the Plan by a Participant in any calendar year shall not exceed $25,000.

3.4  Transferability of Rights

     Rights to purchase shares of Common Stock hereunder shall not be transferable otherwise than by will or the laws of descent and distribution, and may be exercised during the Participant's lifetime only by the Participant.


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                                  ARTICLE IV
                              PROVISIONS RELATING
                                TO COMMON STOCK
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4.1  Common Stock Reserved

     There shall be 300,000 authorized and unissued shares of Common Stock, reissued treasury shares of Common Stock, or shares of Common Stock otherwise acquired by the Corporation, reserved for the Plan, subject to adjustment in accordance with Section 4.2 hereof. The aggregate number of shares which may be purchased under the Plan shall not exceed the number of shares reserved for the Plan.

4.2  Adjustment for Changes in Common Stock

     In the event that adjustments are made in the number of outstanding shares of Common Stock or the shares are exchanged for a different class of stock of the Corporation or for shares of stock of any other corporation by reason of merger, consolidation, stock dividend, stock split or otherwise, the Committee may make appropriate adjustments in (i) the number and class of shares or other securities that may be reserved for purchase hereunder, and

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(ii) the Option Price. All such adjustments shall be made in the sole discretion of the Committee, and its decision shall be binding and conclusive.

4.3  Insufficient Shares

     If the aggregate funds available for the purchase of Common Stock on any Exercise Date would cause an issuance of shares in excess of the number provided for in Section 4.1 hereof, (i) the Committee shall proportionately reduce the number of shares that would otherwise be purchased by each Participant in order to eliminate such excess, and (ii) the Plan shall automatically terminate immediately after such Exercise Date.

4.4  Confirmation

     Each purchase of Common Stock hereunder shall be confirmed in writing to the Participant. A record of purchases shall be maintained by appropriate entries on the books of the Corporation. Except as provided in Article VI, Participants may obtain a certificate or certificates for all or part of the shares of Common Stock purchased hereunder by requesting same in writing.

4.5  Rights as Shareholders

     The shares of Common Stock purchased by a Participant on an Exercise Date shall, for all purposes, be deemed to have been issued and sold at the close of business on such Exercise Date. Prior to that time, none of the rights or privileges of a stockholder of the Corporation shall exist with respect to such shares.

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                                   ARTICLE V
                         TERMINATION OF PARTICIPATION
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5.1  Voluntary Withdrawal

     A Participant may withdraw from the Plan at any time by filing notice of withdrawal prior to the close of business on an Exercise Date. Upon withdrawal, the entire amount, if any, in a Participant's Plan Account shall be refunded to him or her, unless the Participant elects in such notice of withdrawal to have such amount used to purchase whole shares of Common Stock pursuant to Section
3.2 hereof on said Exercise Date, and have any remaining balance refunded. Except as provided in Article VI with respect to Covered Officers, any Participant who withdraws from the Plan may again become a Participant in accordance with Section 2.1 hereof.

5.2  Termination of Eligibility

     If a Participant retires, he or she may elect to (i) withdraw the entire amount, if any, in his or her Plan Account, or (ii) have the amount used to purchase whole shares of Common Stock pursuant to Section 3.2 hereof on the next succeeding Exercise Date, and have any remaining balance refunded.

     If a Participant ceases to be eligible under Section 2.1 hereof for any reason other than retirement, the dollar amount in such Participant's Plan Account will be refunded and, except as provided in Article VI, the number of unissued shares in such Participant's Plan Account will be distributed to the Participant or his or her designated beneficiary or estate.

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                                  ARTICLE VI
        SPECIAL RULES FOR COVERED OFFICERS AND CERTAIN RELATED MATTERS
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6.1  Withdrawal From Plan

     Unless permitted by the Committee, if a Participant who is a Covered Officer withdraws from the Plan (i.e., ceases participation), he or she will not
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again be eligible to participate in the Plan until the expiration of six months from the effective date of the notice of withdrawal. In the event of such withdrawal, the entire amount, if any, in the Participant's Plan Account shall be refunded to him or her, unless the Participant elects in the notice of withdrawal to purchase shares of Common Stock at the end of the Option Period and have the balance, if any, in the Participant's Plan Account refunded (in such case, the effective date of the notice of withdrawal will be the Exercise
Date).

6.2  Obtaining Certificates for Common Stock

     Unless otherwise permitted by the Committee, a Participant shall not be permitted to receive a certificate or certificates representing shares of Common Stock held in his or her Plan Account until the expiration of six months from the Exercise Date on which the shares are purchased. If a Participant withdraws from the Plan (i.e., ceases participation) or the Plan terminates, and the
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Participant has shares of Common Stock in his or her Plan Account that have not been held for such six-month period, no certificates for the shares will be issued to the Participant until the end of that six-month period unless the Committee so permits. Unless permitted by the Committee, if a Participant who is a Covered Officer wishes to receive a certificate or certificates representing shares of Common Stock that have been held in his or her Plan Account for at least six months, the Participant also must withdraw from the Plan (i.e., cease
                                                                    ----
participation) as of the date the certificate or certificates are issued and will not again be eligible to participate in the Plan until the expiration of six months from that date.

6.3  Qualification under Code Section 423

     Should any provision of this Article VI cause the Plan not to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code, then such provision shall not be a requirement under the Plan. In that event, such provision shall instead be a guideline that each Participant who is a Covered Officer is urged to follow in order to avoid possible liability to the Corporation pursuant to Section 16(b) of the Exchange Act with respect to transactions under the Plan.


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                                  ARTICLE VII
                              GENERAL PROVISIONS
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7.1  Broad Based, Nondiscriminatory Plan

     The Plan shall at all times be a broad based, nondiscriminatory plan within the meaning of Rule 16b-3(d)(2)(i)(A) under the Exchange Act.

7.2  Notices

     Any notice that a Participant files pursuant to the Plan shall be made on

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forms prescribed by the Committee and, except with respect to a notice of withdrawal that is intended to take effect after the purchase of shares of Common Stock at the end of the Option Period (see Section 5.1 above), shall be effective when received by XM Benefits Administration.

7.3  Condition of Employment

     Neither the creation of the Plan nor participation therein shall be deemed to create any right of continued employment or in any way affect the right of the Corporation or a Subsidiary to terminate an Employee.

7.4  Amendment of the Plan

     The Board of Directors may at any time, or from time to time, amend the Plan in any respect, except that, without approval of the stockholders, no amendment may increase the aggregate number of shares reserved under the Plan other than as provided in Section 4.2 hereof, materially increase the benefits accruing to Participants, or modify the requirements as to eligibility for participation in the Plan. Any amendment of the Plan must be made in accordance with applicable provisions of the Code and/or any regulations issued thereunder.

7.5  Application of Funds

     All funds received by the Corporation by reason of purchase of Common Stock hereunder may be used for any corporate purpose.

7.6  Legal Restrictions

     The Corporation shall not be obligated to sell shares of Common Stock hereunder if counsel to the Corporation determines that such sale would violate any applicable law or regulation.

7.7  Governing Law

     The Plan and all rights and obligations thereunder shall be construed and enforced in accordance with the laws of the State of Delaware.

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                                   * * * * *


     The Plan was duly adopted and approved by the Board on September 9, 1999, and was duly adopted and approved by the stockholders of the Corporation on September 27, 1999.

                              /s/ Joseph M. Titlebaum
                              ____________________________________
                              Joseph M. Titlebaum
                              XM Satellite Radio Holdings Inc.
                              Senior Vice President,
                              General Counsel and Secretary

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